Exhibit 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors
STATS ChipPAC Ltd
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (SEC Registration Numbers 333-136588, 333-118555, 333-75080 and 333-114232) of STATS ChipPAC Ltd. of our report dated March 5, 2010 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in STATS ChipPAC Ltd.’s Annual Report on Form 20-F for the year ended December 27, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Singapore
March 5, 2010